EXHIBIT 23.1

Consent of Independent
Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99639, 333-86896, 333-73994 and 333-109354), and on Form S-2 (Nos. 333-124951 and 333-119619) of Provectus Pharmaceuticals, Inc. of our report dated March 31, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Chicago, Illinois
March 31, 2010